UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      December 22, 2004

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        The following “Description of Capital Stock” is filed for the purpose of updating and superseding the description of the Common Stock of Joy Global Inc. (formerly known as Harnischfeger Industries, Inc.) (the “Company”) contained in the Company’s Registration Statement on Form 8-B filed on October 20, 1986, as previously updated by the Company’s Current Reports on Form 8-K dated March 25, 1992, September 21, 1998 and July 12, 2001:

DESCRIPTION OF CAPITAL STOCK

The following summary does not purport to be a complete description of the applicable provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), as they may be amended from time to time, or of applicable statutory or other law, and is qualified in its entirety by reference thereto.

Pursuant to the Certificate of Incorporation, as in effect on the date hereof, we have (i) 150,000,000 authorized shares of Common Stock, par value $1.00 per share (the “Common Stock”), and (ii) 5,000,000 authorized shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”). A Right (as defined below) currently attaches to each share of Common Stock outstanding.

Common Stock

Dividend Rights and Restrictions. The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Our dividend policy is subject to change at any time at the discretion of the Board of Directors. Covenants contained in our debt agreements from time to time may impose certain restrictions regarding the payment of dividends.

Voting Rights. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by Delaware law, the Certificate of Incorporation, or the Bylaws. Under the Certificate of Incorporation, amendments to the Certificate of Incorporation require the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. In addition to amendments by the action of the Board of Directors, the Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The holders of Common Stock do not have cumulative voting rights. Accordingly, the holders of a simple majority of the shares voting at a meeting for the election of directors can elect all of the directors being elected at such meeting (and the holders of the remaining shares will be unable to elect any directors).

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all of our assets available for distribution to its stockholders, subject to the preferential rights of the holders of any Preferred Stock that may then be outstanding.

Assessability.     When we have received the consideration determined by the Board of Directors to be paid for the issuance of shares of Common Stock, such shares are fully paid and non-assessable, except that, under the Wisconsin Business Corporation Law, as interpreted by the Supreme Court of Wisconsin, our stockholders, as stockholders of a corporation which is qualified to do business and has its principal place of business in Wisconsin, may in certain circumstances be personally liable for debts owing to our employees for services performed for us, but not exceeding six months service in any one case.

Other Matters. Holders of Common Stock, as such, do not have preemptive rights to purchase or subscribe for unissued stock or other securities of the Company. The shares of Common Stock are not subject or entitled to the operation of a retirement or sinking fund. The shares of Common Stock are not convertible into shares of Preferred Stock or into shares of any other class or series of our capital stock. The Common Stock is listed on the NASDAQ National Market.

Certain Provisions of the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, if currently an affiliate or associate of the corporation, within three years did own) 15% or more of the corporation’s voting stock.

Preferred Stock

Preferred Stock may be issued from time to time in series having such designations, preferences and rights, and qualifications, limitations and restrictions as the Board of Directors may determine, including the consideration to be received therefor, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights (provided that no series shall be nonvoting), all without any stockholder approval. Preferred Stock could be given voting and conversion rights which would dilute the voting power and equity of holders of Common Stock and could have preference over Common Stock with respect to dividends and liquidation rights. The Board of Directors, without stockholder approval, may issue Preferred Stock with voting or conversion rights which could adversely affect the voting power of the holders of Common Stock or which could be used as a defensive measure in connection with an unsolicited attempt to acquire us. Certain fundamental matters requiring stockholder approval (such as mergers, a sale of substantially all assets and certain amendments to the Certificate of Incorporation) may require approval by the separate vote of the holders of the Common Stock and the Preferred Stock. None of the Preferred Stock is outstanding as of the date hereof. In connection with the Preferred Share Purchase Rights described below, 1,000,000 of the authorized shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock for issuance upon exercise of the Rights.

Preferred Share Purchase Rights

On July 15, 2002, our Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock, payable to the stockholders of record on August 5, 2002, and with respect to all shares of Common Stock that become outstanding prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights and the expiration of the Rights,.

For those interested in the specific terms of the Rights Agreement as made between us and American Stock Transfer & Trust Company, a New York corporation, as rights agent, on July 16, 2002 (the “Rights Agreement”), we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as Exhibit 99.2 to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company.

The Rights. The Rights initially trade with, and are inseparable from, the Common Stock. The Rights are evidenced only by certificates that represent shares of Common Stock. New Rights will accompany any new shares of Common Stock we issue after August 5, 2002 until the distribution date described below.

Exercise Price. Each Right will allow its holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock (“preferred share”) for $100, once the Rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.     The Rights will not be exercisable until

o	10 days after the public announcement that a person or group has become an Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding Common Stock, or, if earlier,

o	10 business days (or a later date determined by our Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Our Board of Directors may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding Common Stock.

Consequences of a Person or Group Becoming an Acquiring Person.

o	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $100, purchase shares of our Common Stock with a market value of $200, based on the market price of the Common Stock prior to such acquisition.

o	Flip Over. If we are later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $100, purchase shares of the acquiring corporation with a market value of $200 based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Share Provisions. Each one one-hundredth of a preferred share, if issued:

o	will not be redeemable.

o	will entitle holders to quarterly dividend payments of $.01, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater.

o	will entitle holders upon liquidation either to receive $1 or an amount equal to the payment made on one share of Common Stock, whichever is greater.

o	will have the same voting power as one share of Common Stock.

o	if shares of our Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

The value of one one-hundredth interest in a preferred share should approximate the value of one share of Common Stock.

Expiration.     The Rights will expire on August 5, 2012.

Redemption.     Our Board of Directors may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted if we have a stock split or pay stock dividends on our Common Stock.

Exchange.     After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Stock, our Board of Directors may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board of Directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the preferred shares or Common Stock. No adjustments to the exercise price of less than 1% will be made.

Amendments.     The terms of the share purchase rights plan may be amended by our Board of Directors without the consent of the holders of the Rights. However, our Board of Directors may not amend the share purchase rights plan to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding Common Stock. In addition, the Board of Directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board of Directors may not amend the agreement in a way that adversely affects holders of the Rights.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

99.1	Amended and Restated Certificate of Incorporation of Joy Global Inc. (incorporated by reference to Exhibit 3.1 of Joy Global Inc.'s Current Report filed on Form 8-K on July 12, 2001, File No. 01-9299).

99.2	Amended and Restated Bylaws of Joy Global Inc. (incorporated by reference to Exhibit 3(b) of Joy Global Inc.'s Annual Report on Form 10-K filed on January 22, 2002, File No. 01-9299).

99.3	Rights Agreement, dated as of July 16, 2002, between Joy Global Inc. and American Stock Transfer and Trust Company, as rights agent, including the Form of Certificate of Designations, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C (incorporated by reference to Exhibit 4.1 to Joy Global Inc.‘s Form 8-A filed on July 17, 2002, File No. 01-9299).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOY GLOBAL INC.
Date: December 22, 2004	_______________________________ By: Oren B. Azar Its: Associate General Counsel and Secretary

EXHIBIT INDEX

      ExhibitNo.

99.1	Amended and Restated Certificate of Incorporation of Joy Global Inc. (incorporated by reference to Exhibit 3.1 of Joy Global Inc.'s Current Report filed on Form 8-K on July 12, 2001, File No. 01-9299).

99.2	Amended and Restated Bylaws of Joy Global Inc. (incorporated by reference to Exhibit 3(b) of Joy Global Inc.'s Annual Report on Form 10-K filed on January 22, 2002, File No. 01-9299).

99.3	Rights Agreement, dated as of July 16, 2002, between Joy Global Inc. and American Stock Transfer and Trust Company, as rights agent, including the Form of Certificate of Designations, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C (incorporated by reference to Exhibit 4.1 to Joy Global Inc.‘s Form 8-A filed on July 17, 2002, File No. 01-9299).